SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: May 21, 2008

Yadkin Valley Financial Corporation

North Carolina	20-4495993
(State of incorporation)	(I.R.S. Employer Identification No.)

209 North Bridge Street, Elkin, North Carolina (Address of principal executive offices)	28621-3404 (Zip Code)
Issuer’s telephone number: (336) 526-6300

Item 2.02. Disclosure of Results of Operations and Financial Condition
Yadkin Valley Financial Corporation, (the “Company”) Elkin, NC (NASDAQ: YAVY – news), the holding company for Yadkin Valley Bank and Trust Company (the “Bank”), reports earnings of $2.91 million for the quarter ended March 31, 2008 as compared to $3.91 million for the quarter ended March 31, 2007. Diluted earnings per share (“EPS”) were $0.27 and $0.36 for the quarters ended March 31, 2008 and 2007, respectively.
Item 9.01(d): Exhibits

Exhibit 99:	Press Release
Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Bank has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Yadkin Valley Financial Corporation
By:	/s/ Edwin E. Laws
Edwin E. Laws
Chief Financial Officer

Date: May 21, 2008